Exhibit 99.1

NEXSTAR MEDIA GROUP REPORTS THIRD QUARTER NET REVENUE OF $1.13 BILLION

Q3 Consolidated Net Revenue Drives Operating Income of $94 Million, Net Income of $8 Million,

Consolidated Adjusted EBITDA of $236 Million and Attributable Free Cash Flow of $100 Million

Quarterly and Nine Month Return of Capital to Shareholders of $246 Million and $659 Million, Respectively

Reduced Shares Outstanding by Over 25% Since 12/31/19

IRVING, Texas – November 8, 2023 – Nexstar Media Group, Inc. (NASDAQ: NXST) (“Nexstar” or the “Company”) today reported financial results for the third quarter and nine months ended September 30, 2023 as summarized below:

Summary 2023 Third Quarter Highlights

NEXSTAR - CONSOLIDATED(1)

	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
($ in millions)	2023	2022	Change	2023	2022	Change
Core Advertising Revenue	$391	$400	(2.3)	$1,211	$1,241	(2.4)
Political Advertising Revenue	19	129	(85.3)	36	240	(85.0)
Total Television Advertising Revenue	$410	$529	(22.5)	$1,247	$1,481	(15.8)

Distribution Revenue	598	641	(6.7)	2,023	1,956	+3.4
Digital Revenue	99	86	+15.1	288	253	+13.8
Other Revenue	25	13	+92.3	71	34	+108.8
Net Revenue	$1,132	$1,269	(10.8)	$3,629	$3,724	(2.6)

Income from Operations	$94	$356	(73.6)	$477	$1,018	(53.1)

Net Income	$8	$288	(97.2)	$171	$766	(77.7)

Adjusted EBITDA(2), (3)	$236	$491	(51.9)	$1,058	$1,625	(34.9)
Adjusted EBITDA Margin(4)	20.8%	38.7%		29.2%	43.6%

Attributable Free Cash Flow(2), (3)	$100	$296	(66.2)	$582	$1,080	(46.1)

NEXSTAR - EXCLUDING THE CW NETWORK, LLC (“Nexstar, Ex-The CW”)(1)
Net Revenue	$1,080	$1,269	(14.9)	$3,449	$3,724	(7.4)

Adjusted EBITDA(2), (3)	$294	$491	(40.1)	$1,265	$1,625	(22.2)
Adjusted EBITDA Margin(4)	27.2%	38.7%		36.7%	43.6%

Free Cash Flow(2), (3)	$136	$296	(54.1)	$705	$1,080	(34.7)

(1)
On September 30, 2022, Nexstar completed its acquisition of a 75% ownership interest in The CW Network, LLC (“The CW”). Nexstar – Consolidated refers to all of the Company’s operations while Nexstar, Ex-The CW refers to the Consolidated results without The CW operations and eliminations. Management believes this presentation to be useful to investors as an indicator of our assets’ operating performance as we are undertaking initiatives to improve the profitability of The CW. See the “Definitions and Disclosures Regarding Non-GAAP Financial Information” section of this press release for more information.
(2)
Definitions and disclosures regarding non-GAAP financial information including reconciliations are included at the end of the press release. Beginning in the fourth quarter of 2022, Nexstar defined Adjusted EBITDA and Free Cash Flow as metrics excluding transaction and one-time expenses. As such, Adjusted EBITDA Before Transaction and Other One-Time Expenses and Free Cash Flow Before Transaction and Other One-Time Expenses descriptions are no longer presented.
(3)
For the nine months ended September 30, 2023, these metrics exclude the portion of our distribution from Television Food Network, G.P. (“TV Food Network”) related to the net proceeds of an accounts receivable securitization.
(4)
Adjusted EBITDA margin is Adjusted EBITDA as a percentage of net revenue.

Nexstar Media Group, Inc. 11/08/2023	page 2

CEO Comment

Perry A. Sook, Chairman and Chief Executive Officer of Nexstar Media Group, Inc. commented, “Third quarter financial results primarily reflect the year-over-year decline in cyclical political advertising as well as the distribution revenue impact related to our successful negotiations with a distribution partner. We expect the favorable terms of new distribution agreements reached year-to-date, in 2022 and other upcoming renewals, to drive strong, high-margin distribution revenue growth. Our confidence in the strength and consistency of Nexstar’s business model and free cash flow generation is clearly highlighted by our active return of capital initiatives. During the third quarter and year-to-date, we allocated $199 million and $514 million, respectively, to repurchase shares, which we accelerated in September given the performance of our stock price. As a result, we reduced our share count to approximately 34.2 million shares as of September 30, 2023, marking a 25% reduction in our shares outstanding since the commencement of our share repurchase strategy in December 2019. We have ample capacity to continue to create shareholder value through repurchases with over $700 million remaining on our current authorization.

“Broadcast stations have the most watched television content, and we remain undercompensated for that viewership. With our significant audience reach, the broadcast model remains the only and best way to maximize viewership – something that broadcast networks and sports organizations understand. We believe that recent changes in the television ecosystem brought on by the Charter/Disney agreement will have a further positive impact on our model by creating stability in our subscriber base and freeing up programming spend from derivative cable networks to be reallocated to premium content like ours. The terms of our recent distribution and affiliation agreements reflect this viewpoint and we are very pleased with the outcome.

“ We continue to be bullish about Nexstar’s future and the many exciting, near- and long-term organic growth opportunities for our business. Looking forward, we expect the balance of 2023 and full year 2024 to benefit from recently renegotiated distribution contracts. In 2024 Nexstar will realize upside from presidential election year political advertising, reduced losses related to The CW Network and an improving economic environment. We have a clear set of objectives for creating the greatest long-term value for our shareholders and will continue to deploy cash in a manner that will deliver the highest returns.”

Third Quarter 2023 Business Highlights

•
Delivered nine-months and third quarter return of capital to shareholders of $659 million and $246 million, respectively in the form of share repurchases and dividends.
•
Appointed Michael Biard, an accomplished media industry executive and former Fox Corporation television distribution and operations leader, to President and Chief Operating Officer of Nexstar.
•
Appointed Tony Wells to Nexstar’s Board of Directors, bringing extensive advertising and strategic marketing expertise to the Board. Mr. Wells is an independent director and serves on the Board’s compensation committee.
•
Reached a comprehensive new multi-year distribution agreement with DIRECTV covering Nexstar-owned local television stations and NewsNation.
•
Renewed and extended multi-year affiliation agreement with Fox Corporation.
•
Expanded and extended CW Network affiliation agreements with Hearst Television, Sinclair Broadcast Group, LLC, and Gray Television, Inc.
•
Launched CW Network affiliations on Nexstar owned and operated television stations in three of the nation’s top-15 television markets, including WPHL-TV in Philadelphia (DMA #4), KRON-TV in San Francisco (DMA #10), and WTTA-TV in Tampa (DMA #13) on September 1, 2023.
•
Secured exclusive broadcast rights for The CW Network to 50 Atlantic Coast Conference (ACC) college football and basketball games each season from 2023-24 through 2026-27 and engaged over 15 new advertising partners for the first full season, including Verizon as the presenting sponsor, Subaru as the halftime sponsor and Walmart as the Impact Player of the Game sponsor.

Nexstar Media Group, Inc. 11/08/2023	page 3

•
Secured exclusive broadcast rights for The CW Network to the NASCAR Xfinity Series beginning in 2025 and extending through the 2031 racing season.
•
Completed first upfront as a consolidated entity for all Nexstar national properties including NewsNation, The CW, Antenna TV and The Hill adding 47 new advertisers across all assets.
•
Nexstar television stations earned 6 national Edward R. Murrow Awards for outstanding journalism and exceptionally produced local content.
•
Extended KTLA-TV’s partnership with the LA Clippers through the 2024-25 NBA season, including 15 games and the “Clippers’ Clipboard” mini-series airing during the station’s newscasts.
•
Closed the acquisitions of KUSI-TV, an independent station and local news powerhouse in San Diego, CA, the nation’s 30th-largest television market , and WSNN-LD, a MyNetworkTV affiliated low power television station serving the Tampa, FL market.

Third Quarter 2023 Financial Highlights

•
Third quarter net revenue of $1.13 billion compared to $1.27 billion in the prior year quarter.
o
The net revenue comparison was primarily impacted by the year-over-year decline in cyclical political advertising and the temporary removal of stations from an MVPD related to contract negotiations.
o
64% of Nexstar’s third quarter net revenue was generated by distribution, digital and other revenue sources.
o
Excluding political advertising revenue, net revenue decreased 2.4% year-over-year.

•
Third quarter core advertising revenue of approximately $391 million decreased by 2.3% year over year.
o
Core television advertising was impacted by continued softness in the advertising market, partially offset by the inclusion of The CW Network.

•
Third quarter political advertising revenue of approximately $19 million compared to $129 million in the prior year.
o
The reduction in political television advertising was due to the lack of material election activity in odd years.

•
Third quarter distribution revenue of approximately $598 million decreased 6.7% versus prior year.
o
Distribution revenue was primarily impacted by the temporary removal of stations on a large MVPD for 76 days in the quarter during contract negotiations, the ongoing removal of partner stations from certain MVPDs related to continued negotiations, and continued MVPD subscriber attrition, partially offset by the renewal of distribution agreements in 2022 representing more than half of our subscriber base on improved terms and annual rate escalators, as well as growth in virtual MVPD revenue and the inclusion of The CW Network.

•
Record third quarter digital revenue increased 15.1% year-over-year to approximately $99 million.
o
Digital revenue growth was primarily due to the inclusion of The CW Network and year-over-year increases in Nexstar’s local digital advertising revenue and agency services business, which more than offset weakness in national digital advertising and ecommerce.

•
On a consolidated basis, third quarter Adjusted EBITDA was $236 million, representing a 20.8% margin, and third quarter attributable free cash flow was $100 million.
o
Adjusted EBITDA is inclusive of losses related to The CW Network, the impact of distribution negotiations, lower core and political advertising revenue, modest increased operating expenses as well as a reduction in the TV Food Network distribution.

Nexstar Media Group, Inc. 11/08/2023	page 4

•
Excluding The CW Network, third quarter Adjusted EBITDA was $294 million, representing a 27.2% margin, and third quarter free cash flow was $136 million, or 46.3% of Adjusted EBITDA.

•
In the third quarter of 2023, the Company used cash on hand and cash flow from operations to:
o
Return $246 million to shareholders through the repurchase of 1,274,852 shares of Nexstar’s common stock at an average price of approximately $155.78 per share for a total of $199 million (including $5 million related to shares repurchased in September and settled in October), and quarterly cash dividend payments of $47 million;
o
Reduce debt by approximately $31 million; and,
o
Close the acquisitions of KUSI-TV and WSNN-LD for approximately $38 million.

Debt and Leverage Review

•
The consolidated debt of Nexstar and Mission Broadcasting, Inc. (“Mission”), an independently owned variable interest entity, at September 30, 2023 was $6.87 billion, including senior secured debt of $4.16 billion.
•
The Company calculates its leverage ratios in accordance with the terms of its credit agreements which ratios only include Nexstar, excluding The CW Network’s operations and cash balance. As of September 30, 2023, The CW Network had $59 million of cash on its balance sheet.
o
The Company’s first lien net leverage ratio at September 30, 2023 was 2.05x compared to a covenant of 4.25x.
o
The Company’s total net leverage ratio at September 30, 2023 was 3.40x.

The table below summarizes the Company’s debt obligations (net of financing costs, discounts and/or premiums).

($ in millions)	September 30, 2023	December 31, 2022
Revolving Credit Facilities	$62	$62
First Lien Term Loans	4,093	4,178
5.625% Senior Unsecured Notes due 2027	1,717	1,718
4.75% Senior Unsecured Notes due 2028	994	993
Total Outstanding Debt	$6,866	$6,951

Unrestricted Cash	$150	$204

Third Quarter Conference Call

Nexstar will host a conference call at 10:00 a.m. ET today. Senior management will discuss the financial results and host a question-and-answer session. The dial in number for the audio conference call is +1 877-407-9208 or +1 201-493-6784, conference ID 13741476 (domestic and international callers). Participants can also listen to a live webcast of the call through the “Events and Presentations” section under “Investor Relations” on Nexstar’s website at nexstar.tv. A webcast replay will be available for 90 days following the live event at nexstar.tv.

Definitions and Disclosures Regarding non-GAAP Financial Information

Nexstar Media Inc., a wholly-owned subsidiary of the Company, acquired a 75% ownership interest in The CW on September 30, 2022 and designated The CW as an “Unrestricted Subsidiary” as permitted under the terms of its debt agreements. The financial results for The CW are included in the financial presentation herein from that date forward. The financial results of The CW, the Company’s only Unrestricted Subsidiary, and associated eliminations are excluded from the calculation of the Company’s leverage ratio for purposes of compliance with its financial covenant.

Beginning in the fourth quarter of 2022, Nexstar defined Adjusted EBITDA and Free Cash Flow as metrics excluding transaction and one-time expenses. As such, Adjusted EBITDA Before Transaction and Other One-Time Expenses and Free Cash Flow Before Transaction and Other One-Time Expenses descriptions are no longer presented.

Nexstar Media Group, Inc. 11/08/2023	page 5

Adjusted EBITDA is calculated as net income, plus interest expense (net), loss on extinguishment of debt, income tax expense (benefit), depreciation and amortization expense (excluding amortization of broadcast rights for The CW), (gain) loss on asset disposal, transaction and other one-time expenses, impairment charges, (income) loss from equity method investments, distributions from equity method investments and other expense (income), minus reimbursement from the FCC related to station repack and broadcast rights payments (excluding broadcast rights payments for The CW). We consider Adjusted EBITDA to be an indicator of our assets’ operating performance and a measure of our ability to service debt. It is also used by management to identify the cash available for strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs. We also believe that Adjusted EBITDA is useful to investors and lenders as a measure of valuation and ability to service debt.

Adjusted EBITDA for Nexstar - Excluding The CW Network, LLC is calculated as Consolidated Adjusted EBITDA, less the Adjusted EBITDA of The CW and Eliminations.

Free cash flow is calculated as net income, plus interest expense (net), loss on extinguishment of debt, income tax expense (benefit), depreciation and amortization expense (excluding amortization of broadcast rights for The CW), stock-based compensation expense, (gain) loss on asset disposal, transaction and other one-time expenses, impairment charges, (income) loss from equity method investments, distributions from equity method investments and other expense (income), minus payments for broadcast rights (excluding broadcast rights payments for The CW), cash interest expense, capital expenditures, proceeds from disposal of assets and insurance recoveries, and operating cash income tax payments. We consider Free Cash Flow to be an indicator of our assets’ operating performance. In addition, this measure is useful to investors because it is frequently used by industry analysts, investors and lenders as a measure of valuation for broadcast companies, although their definitions of Free Cash Flow may differ from our definition.

Attributable Free Cash Flow is calculated as Consolidated Free Cash Flow, less free cash flow of The CW attributable to its noncontrolling interests.

Free Cash Flow for Nexstar - Excluding The CW Network, LLC is calculated as Consolidated Free Cash Flow, less the free cash flow of The CW and Eliminations.

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

With respect to our forward-looking guidance, no reconciliation between a non-GAAP measure to the closest corresponding GAAP measure is included in this release because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts. We believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. In particular, a reconciliation of forward-looking Free Cash Flow to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures. For example, the definition of Free Cash Flow excludes stock-based compensation expenses specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. In addition, the definition of Free Cash Flow excludes the impact of non-recurring or unusual items such as impairment charges, transaction-related costs and gains or losses on sales of assets which are unpredictable. We expect the variability of these items to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Nexstar Media Group, Inc. 11/08/2023	page 6

About Nexstar Media Group, Inc.

Nexstar Media Group, Inc. (NASDAQ: NXST) is a leading diversified media company that produces and distributes engaging local and national news, sports and entertainment content across its television and digital platforms, including more than 300,000 hours of programming produced annually by its business units. Nexstar owns America’s largest local broadcasting group comprised of top network affiliates, with 200 owned or partner stations in 116 U.S. markets reaching 212 million people. Nexstar’s national television properties include The CW, America’s fifth major broadcast network, NewsNation, America’s fastest-growing national cable news network, popular entertainment multicast networks Antenna TV and Rewind TV, and a 31.3% ownership stake in TV Food Network. The Company’s portfolio of digital assets, including its local TV station websites, The Hill and NewsNationNow.com, are collectively a Top 10 U.S. digital news and information property. For more information, please visit nexstar.tv.

Forward-Looking Statements

This communication includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions. For these statements, Nexstar claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this communication, concerning, among other things, future financial performance, including changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, the ability to service and refinance our outstanding debt, successful integration of business acquisitions (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Nexstar undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see Nexstar’s other filings with the Securities and Exchange Commission.

Investor Contacts:	Media Contact:
Lee Ann Gliha Executive Vice President and Chief Financial Officer Nexstar Media Group, Inc. 972/373-8800	Gary Weitman EVP and Chief Communications Officer Nexstar Media Group, Inc. 972/373-8800 or gweitman@nexstar.tv
Joe Jaffoni, Jennifer Neuman
JCIR
212/835-8500 or nxst@jcir.com

Nexstar Media Group, Inc. 11/08/2023	page 7

Nexstar Media Group, Inc.

Condensed Consolidated Statements of Operations

(in millions, except for share and per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net revenue	$1,132	$1,269	$3,629	$3,724

Operating expenses (income):
Direct operating expenses	537	511	1,613	1,503
Selling, general and administrative expenses, excluding corporate	229	208	659	626
Corporate expenses	52	52	149	149
Depreciation and amortization expense	220	142	731	431
Other	-	-	-	(3)
Total operating expenses	1,038	913	3,152	2,706
Income from operations	94	356	477	1,018
Gain on bargain purchase	-	54	-	54
Income from equity method investments, net	24	37	82	110
Interest expense, net	(113)	(89)	(332)	(233)
Pension and other postretirement plans credit, net	9	11	27	33
Other income (expenses), net	-	1	-	(10)
Income before income taxes	14	370	254	972
Income tax expense	(6)	(82)	(83)	(206)
Net income	8	288	171	766
Net loss attributable to noncontrolling interests	17	1	61	2
Net income attributable to Nexstar Media Group, Inc.	$25	$289	$232	$768

Net income per common share attributable to Nexstar Media Group, Inc.:
Basic	$0.71	$7.45	$6.47	$19.21
Diluted	$0.70	$7.30	$6.37	$18.81

Weighted average number of common shares outstanding:
Basic (in thousands)	34,931	38,767	35,806	39,964
Diluted (in thousands)	35,367	39,560	36,370	40,816

Nexstar Media Group, Inc. 11/08/2023	page 8

Nexstar Media Group, Inc.

Reconciliation of Adjusted EBITDA (Non-GAAP Measure)

($ in millions, unaudited)

	Three Months Ended September 30, 2023				Three Months Ended September 30, 2022
Adjusted EBITDA:	Nexstar, Ex-The CW	The CW	Eliminations and Other	Consolidated	Nexstar, Ex-The CW	The CW	Eliminations and Other	Consolidated
Net income (loss)	$68	$(60)	$-	$8	$288	$-	$-	$288

Add (Less):
Interest expense (income), net	114	(1)	-	113	89	-	-	89
Income tax expense	6	-	-	6	82	-	-	82
Depreciation and amortization expense(1)	138	2	-	140	142	-	-	142
Stock-based compensation expense	16	-	-	16	17	-	-	17
Loss on asset disposal and operating lease terminations, net	3	-	-	3	-	-	-	-
Transaction and other one-time expenses	1	1	-	2	2	-	-	2
Income from equity method investments, net	(24)	-	-	(24)	(37)	-	-	(37)
Distributions from equity method investments	8	-	-	8	11	-	-	11
Pension and other postretirement plans credit, net	(9)	-	-	(9)	(11)	-	-	(11)
Other non-operating income, net	-	-	-	-	(1)	-	-	(1)
Gain on bargain purchase	-	-	-	-	(54)	-	-	(54)
Payments for broadcast rights(1)	(20)	-	-	(20)	(31)	-	-	(31)
Adjusted EBITDA before transaction, one-time and other non-cash items	301	(58)	-	243	497	-	-	497
Margin %	27.9%	(98.3%)	0.0%	21.5%	39.2%	-	-	39.2%

Less: Transaction and other one-time expenses	(1)	(1)	-	(2)	(2)	-	-	(2)
Adjusted EBITDA before non-cash and other items	300	(59)	-	241	495	-	-	495
Margin %	27.8%	(100.0%)	0.0%	21.3%	39.0%	-	-	39.0%

Add (Less):
Stock-based compensation expense	(16)	-	-	(16)	(17)	-	-	(17)
Pension and other postretirement plans credit, net	9	-	-	9	11	-	-	11
Transaction and other one-time expenses	1	1	-	2	2	-	-	2
Adjusted EBITDA	$294	$(58)	$-	$236	$491	$-	$-	$491
Margin %	27.2%	(98.3%)	-	20.8%	38.7%	-	-	38.7%

Net revenue	$1,080	$59	$(7)	$1,132	$1,269	$-	$-	$1,269

_____________________

(1)
Only the columns including The CW do not adjust for amortization of broadcast rights (already deducted from Net Income) and payments for broadcast rights (i.e. programming payments). Because The CW licenses original programming, the programming payments precede the airing of the content as the content is being produced. Because these licenses are typically only on a season-by-season basis, The CW does not adjust for these timing differences.

Nexstar Media Group, Inc. 11/08/2023	page 9

Nexstar Media Group, Inc.

Reconciliation of Adjusted EBITDA (Non-GAAP Measure)

($ in millions, unaudited)

	Nine Months Ended September 30, 2023				Nine Months Ended September 30, 2022
Adjusted EBITDA:	Nexstar, Ex-The CW	The CW	Eliminations and Other	Consolidated	Nexstar, Ex-The CW	The CW	Eliminations and Other	Consolidated
Net income (loss)	$392	$(221)	$-	$171	$766	$-	$-	$766

Add (Less):
Interest expense (income), net	335	(3)	-	332	233	-	-	233
Income tax expense	83	-	-	83	206	-	-	206
Depreciation and amortization expense(1)	420	5	-	425	431	-	-	431
Stock-based compensation expense	44	-	-	44	43	-	-	43
Gain (loss) on asset disposal and operating lease terminations, net	(4)	-	-	(4)	1	-	-	1
Transaction and other one-time expenses	1	12	-	13	7	-	-	7
Income from equity method investments, net	(82)	-	-	(82)	(110)	-	-	(110)
Distributions from equity method investments(2)	190	-	-	190	235	-	-	235
Pension and other postretirement plans credit, net	(27)	-	-	(27)	(33)	-	-	(33)
Other non-operating expenses, net	-	-	-	-	10	-	-	10
Gain on bargain purchase	-	-	-	-	(54)	-	-	(54)
Reimbursement from the FCC related to station repack	-	-	-	-	(3)	-	-	(3)
Payments for broadcast rights(1)	(70)	-	-	(70)	(97)	-	-	(97)
Adjusted EBITDA before transaction, one-time and other non-cash items	1,282	(207)	-	1,075	1,635	-	-	1,635
Margin %	37.2%	(106.2%)	0.0%	29.6%	43.9%	-	-	43.9%

Less: Transaction and other one-time expenses	(1)	(12)	-	(13)	(7)	-	-	(7)
Adjusted EBITDA before non-cash and other items	1,281	(219)	-	1,062	1,628	-	-	1,628
Margin %	37.1%	(112.3%)	0.0%	29.3%	43.7%	-	-	43.7%

Add (Less):
Stock-based compensation expense	(44)	-	-	(44)	(43)	-	-	(43)
Pension and other postretirement plans credit, net	27	-	-	27	33	-	-	33
Transaction and other one-time expenses	1	12	-	13	7	-	-	7
Adjusted EBITDA	$1,265	$(207)	$-	$1,058	$1,625	$-	$-	$1,625
Margin %	36.7%	(106.2%)	-	29.2%	43.6%	-	-	43.6%

Net revenue	$3,449	$195	$(15)	$3,629	$3,724	$-	$-	$3,724

_____________________

(1)
Only the columns including The CW do not adjust for amortization of broadcast rights (already deducted from Net Income) and payments for broadcast rights (i.e. programming payments). Because The CW licenses original programming, the programming payments precede the airing of the content as the content is being produced. Because these licenses are typically only on a season-by-season basis, The CW does not adjust for these timing differences.
(2)
Excludes Q1 2023 distribution received from our investment in TV Food Network LLC of $69 million related to its accounts receivable securitization program.

Nexstar Media Group, Inc. 11/08/2023	page 10

Nexstar Media Group, Inc.

Reconciliation of Free Cash Flow (Non-GAAP Measure)

($ in millions, unaudited)

	Three Months Ended September 30, 2023				Three Months Ended September 30, 2022
Free Cash Flow:	Nexstar, Ex-The CW	The CW	Eliminations and Other	Consolidated	Nexstar, Ex-The CW	The CW	Eliminations and Other	Consolidated
Net income (loss)	$68	$(60)	$-	$8	$288	$-	$-	$288

Add (Less):
Interest expense (income), net	114	(1)	-	113	89	-	-	89
Income tax expense	6	-	-	6	82	-	-	82
Depreciation and amortization expense(1)	138	2	-	140	142	-	-	142
Stock-based compensation expense	16	-	-	16	17	-	-	17
Loss on asset disposal and operating lease terminations, net	3	-	-	3	-	-	-	-
Transaction and other one-time expenses	1	1	-	2	2	-	-	2
Income from equity method investments, net	(24)	-	-	(24)	(37)	-	-	(37)
Distributions from equity method investments	8	-	-	8	11	-	-	11
Pension and other postretirement plans credit, net	(9)	-	-	(9)	(11)	-	-	(11)
Other non-operating income, net	-	-	-	-	(1)	-	-	(1)
Gain on bargain purchase	-	-	-	-	(54)	-	-	(54)
Payments for broadcast rights(1)	(20)	-	-	(20)	(31)	-	-	(31)
Cash interest expense	(111)	-	-	(111)	(85)	-	-	(85)
Capital expenditures, excluding station repack and CVR spectrum	(33)	(2)	-	(35)	(37)	-	-	(37)
Operating cash income tax (payments) benefit, net(2)	(30)	-	9	(21)	(90)	-	-	(90)

Free cash flow before transaction, one-time and other non-cash items	127	(60)	9	76	285	-	-	285

Less: Transaction and other one-time expenses	(1)	(1)	-	(2)	(2)	-	-	(2)

Free cash flow before non-cash and other items	126	(61)	9	74	283	-	-	283

Add: Pension and other postretirement plans credit, net	9	-	-	9	11	-	-	11
Transaction and other one-time expenses	1	1	-	2	2	-	-	2

Free cash flow	$136	$(60)	$9	$85	$296	$-	$-	$296

Less: Free cash flow attributable to noncontrolling interests	-	(15)	-	(15)	-	-	-	-

Attributable free cash flow(3)	$136	$(45)	$9	$100	$296	$-	$-	$296

_____________________

(1)
Only the columns including The CW do not adjust for amortization of broadcast rights (already deducted from Net Income) and payments for broadcast rights (i.e. programming payments). Because The CW licenses original programming, the programming payments precede the airing of the content as the content is being produced. Because these licenses are typically only on a season-by-season basis, The CW does not adjust for these timing differences.
(2)
The estimated cash income tax benefit from The CW’s operating results was included in the elimination and other and consolidated columns, but were excluded from the Nexstar, Ex-The CW columns.
(3)
The CW columns reflect the Company’s 75% ownership interest in The CW multiplied by The CW’s pre-tax free cash flow; The Nexstar, Ex-The CW columns reflect 100% of the Company’s free cash flow, as defined.

Nexstar Media Group, Inc. 11/08/2023	page 11

Nexstar Media Group, Inc.

Reconciliation of Free Cash Flow (Non-GAAP Measure)

($ in millions, unaudited)

	Nine Months Ended September 30, 2023				Nine Months Ended September 30, 2022
Free Cash Flow:	Nexstar, Ex-The CW	The CW	Eliminations and Other	Consolidated	Nexstar, Ex-The CW	The CW	Eliminations and Other	Consolidated
Net income (loss)	$392	$(221)	$-	$171	$766	$-	$-	$766

Add (Less):
Interest expense (income), net	335	(3)	-	332	233	-	-	233
Income tax expense	83	-	-	83	206	-	-	206
Depreciation and amortization expense(1)	420	5	-	425	431	-	-	431
Stock-based compensation expense	44	-	-	44	43	-	-	43
Gain (loss) on asset disposal and operating lease terminations, net	(4)	-	-	(4)	1	-	-	1
Transaction and other one-time expenses	1	12	-	13	7	-	-	7
Income from equity method investments, net	(82)	-	-	(82)	(110)	-	-	(110)
Distributions from equity method investments(2)	190	-	-	190	235	-	-	235
Pension and other postretirement plans credit, net	(27)	-	-	(27)	(33)	-	-	(33)
Other non-operating expenses, net	-	-	-	-	10	-	-	10
Gain on bargain purchase	-	-	-	-	(54)	-	-	(54)
Payments for broadcast rights(1)	(70)	-	-	(70)	(97)	-	-	(97)
Cash interest expense	(326)	-	-	(326)	(223)	-	-	(223)
Capital expenditures, excluding station repack and CVR spectrum	(108)	(5)	-	(113)	(98)	-	-	(98)
Capital expenditures related to station repack	-	-	-	-	(1)	-	-	(1)
Proceeds from disposal of assets and insurance recoveries	8	-	-	8	-	-	-	-
Operating cash income tax (payments) benefit, net(3)	(178)	-	36	(142)	(269)	-	-	(269)

Free cash flow before transaction, one-time and other non-cash items	678	(212)	36	502	1,047	-	-	1,047

Less: Transaction and other one-time expenses	(1)	(12)	-	(13)	(7)	-	-	(7)

Free cash flow before non-cash and other items	677	(224)	36	489	1,040	-	-	1,040

Add: Pension and other postretirement plans credit, net	27	-	-	27	33	-	-	33
Transaction and other one-time expenses	1	12	-	13	7	-	-	7

Free cash flow	$705	$(212)	$36	$529	$1,080	$-	$-	$1,080

Less: Free cash flow attributable to noncontrolling interests	-	(53)	-	(53)	-	-	-	-

Attributable free cash flow(4)	$705	$(159)	$36	$582	$1,080	$-	$-	$1,080

_____________________

(1)
Only the columns including The CW do not adjust for amortization of broadcast rights (already deducted from Net Income) and payments for broadcast rights (i.e. programming payments). Because The CW licenses original programming, the programming payments precede the airing of the content as the content is being produced. Because these licenses are typically only on a season-by-season basis, The CW does not adjust for these timing differences.
(2)
Excludes Q1 2023 distribution received from our investment in TV Food Network LLC of $69 million related to its accounts receivable securitization program.
(3)
The estimated cash income tax benefit from The CW’s operating results was included in the elimination and other and consolidated columns, but were excluded from the Nexstar, Ex-The CW columns.
(4)
The CW columns reflect the Company’s 75% ownership interest in The CW multiplied by The CW’s pre-tax free cash flow; The Nexstar, Ex-The CW columns reflect 100% of the Company’s free cash flow, as defined.

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